Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 26 to Form S-11 on Form S-3 No. 333-164703) of KBS Real Estate Investment Trust III, Inc. and in the related Prospectus of our report dated March 14, 2016, with respect to the consolidated financial statements and schedule of KBS Real Estate Investment Trust III, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Irvine, California
March 14, 2016